PRICING SUPPLEMENT NO. 84                                        Rule 424(b)(3)
DATED: May 6, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes    Book Entry Notes
$9,000,000                        [x]                    [x]

Original Issue Date:              Fixed Rate Notes       Certificated Notes
May 11, 1998                      [_]                    [_]


Maturity Date:                    CUSIP#: 073928 BU 6
May 11, 2000

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:



                                             Optional           Optional
                        Redemption           Repayment          Repayment
Redeemable On           Price(s)             Date(s)            Price(s)
-------------           ----------           ---------          ---------

N/A                     N/A                  N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%

*        The 11th of each month.

**       The 11th of each month.

*** The one-month LIBOR rate on May 7, 1998 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                        2

NYFS04...:\25\22625\0122\2041\SUP5078T.230